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                                                                    EXHIBIT 10.7

                            EXECUTIVE SURVIVOR INCOME PLAN
                                          OF
                                 GENERAL MILLS, INC.


ARTICLE I - DEFINITIONS
    1.01 "Administrator" shall mean the Vice President, Employee Relations of the Company, or like successor.
    1.02   "Company" shall mean General Mills, Inc. and its subsidiaries.
    1.03 "Dependent" shall mean surviving unmarried children of the Participant (including legally adopted and step-children) less than age twenty-two (22) provided they (i) attend school full-time or reside with Participant, and (ii) depended upon the Participant for support and maintenance; and surviving unmarried children of the Participant (including legally adopted and step-children) age twenty-two (22) or older provided they (i) are totally disabled or attending school full-time, and (ii) depended upon the Participant for support and maintenance.
    1.04 "Earnable Compensation" shall mean all compensation for services paid to a Participant of the Plan including salary, bonuses, commissions, Deferred Cash Awards as accrued under the Executive Incentive and Estate Building Plan (excluding interest thereon) and all other special payments made as compensation for services as determined by the Administrator, excluding Stock Option and Long Term Incentive Plan of 1980.
           [1.04 Amended Effective 1/1/1982]
    1.05 "Final Average Earnings" shall mean the average of Participant's Earnable Compensation which is the larger of the two formulas in (a) and (b) following:
               (a) Determine the average of the five highest calendar years of Earnable Compensation received by a Participant in the Participant's last ten consecutive calendar years of Company service immediately preceding death.
               (b) Select the five highest calendar years of Earnable Compensation (herein referred to as "selected years") received by a Participant in the Participant's last ten consecutive calendar years and (1) to the total of the compensation received in the selected years add the full months of Earnable Compensation which the Participant received for all full calendar months of Company service during the calendar year in which the Participant died, and (2) deduct the Earnable Compensation which the Participant received during the same month in the selected year in which the Participant's Earnable Compensation was the lowest. Divide the total compensation so determined by five.
    1.06 "Participant" shall mean any employee of the Company who is a Participant of the Plan at the date of his or her death.
    1.07 "Plan" shall mean the Executive Survivor Income Plan of General Mills, Inc.
    1.08 "Surviving Spouse" shall mean the then living spouse (excluding a legally separated spouse) of the Participant, who at the time of the Participant's death had been married to the Participant for a minimum of one year.


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ARTICLE II - BENEFITS

    2.01   SURVIVING SPOUSE'S BENEFIT
           Upon the death of a Participant of the Plan, the Surviving Spouse shall be entitled to receive a monthly benefit equal to one-twelfth (1/12) of twenty-five percent (25%) of the Participant's Final Average Earnings, provided that for Participants who were enrolled in the Company's insured Survivor Income Plan immediately prior to participation in this Plan, the Surviving Spouse's benefit shall not be less than the benefit payable to the Surviving Spouse under the Survivor Income Plan as of the last day the Participant was enrolled in the Survivor Income Plan.
    2.02   SURVIVING SPOUSE'S BENEFIT PAYMENT
           Upon receipt of written proof of the death of the Participant satisfactory to the Plan Administrator, the Surviving Spouse's benefit shall become payable as of the first day of the calendar payment shall be made as of the first day of the calendar month in which the Surviving Spouse's death occurs. This benefit shall continue to be payable in the event the Surviving Spouse remarries.
    2.03   DEPENDENT'S BENEFIT
           In the event there is no Surviving Spouse of the Participant or in the event the Surviving Spouse thereafter dies and there are one or more Dependents, a monthly benefit equal to one-twelfth (1/12) of twelve and one-half percent (12 1/2%) of the Participant's Final Average Earnings shall be paid to Participant's Dependents, apportioned equally among such Dependents, so long as they qualify as dependents as defined herein. For Participants who were enrolled in the Company's insured Survivor Income Plan immediately prior to participation in this Plan, the Dependent's benefit shall not be less than the benefit payable to Dependents under the Survivor Income Plan as of the last day the Participant was enrolled in the Survivor Income Plan. Any adjustment in the benefit caused by the change in the number of Dependents as determined by the Administrator shall take effect immediately.
    2.04   DEPENDENT'S BENEFIT PAYMENT
           Upon receipt of written proof of the status of persons as Dependents satisfactory to the Plan Administrator, and where such has not previously been furnished written proof of the death of the Participant, the Dependent's benefits shall become payable as of thefirst day of the calendar month next following the death of the Participant if there is no Surviving Spouse or as of the first day of the calendar month next following the death of the Surviving Spouse.
    2.05   BENEFIT REDUCTION
           Any benefit payable hereunder shall be reduced by amount payable under all other Company-paid survivor income benefit plans, including pension and profit-sharing retirement plans and Company-paid individual life insurance policies. Any amounts payable from Company-paid profit-sharing retirement plans shall be restated to a monthly benefit basis. Amounts payable under Company-paid group life insurance policies shall not reduce benefits payable hereunder.
    2.06   PAYMENT TO TRUSTS
           A Participant may, upon written notice to the Administrator, direct that the benefits payable hereunder be paid to a trust, provided that at the time of such designation, the Administrator shall be furnished a copy of the trust instrument for review and approval.
           The trust instrument must provide that the benefits payable hereunder shall accrue to the Surviving Spouse or Dependents to the same extent and manner as if the said benefits were paid in accordance with this Plan. Payments of benefits to such trust shall discharge the Company from all liability or obligation to the extent of the amount so paid.
    2.07   MINORITY OR INCOMPETENCY PAYMENT


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           If any benefit is payable to a minor or to a person otherwise incapable of giving a valid release for any payment due, and until a claim is made by a duly appointed guardian or committee of such person, payment may be made to such person or to any person or institution appearing to the Administrator to have assumed the custody and principal support of such person, and the liability of the Company shall be discharged to the extent of the amount so paid.

ARTICLE III - ADMINISTRATION OF THE PLAN

    3.01   ADMINISTRATOR
           The Plan shall be supervised by the Administrator, who shall have the authority to construe and interpret the Plan. The Management Policy Committee of the Company shall have final authority in cases where the Administrator, in his or her sole discretion, determines that such Committee make a final decision. Interpretations and decisions of the Administrator and the Management Policy Committee shall be final and binding on all parties, including the Company and the Participants.
    3.02   DELEGATED DUTIES
           The Administrator shall have authority to delegate to the Director of Employee Benefits, or others, the duties and responsibilities of maintaining records, issuing such rules and regulations as it deems appropriate, and directing and making the payment of benefits provided hereunder.
    3.03   DESIGNATION AND TERMINATION OF PARTICIPANT STATUS
           The Director of Executive Development and Compensation of the Company shall designate by written instrument those employees chosen to be Participants in the Plan. Participants shall be chosen from a list of key employees recommended by management. Participants may be added or deleted (upon management recommendation) by the Director of Executive Development and Compensation of the Company at any time as needed.
    3.04   AMENDMENT AND TERMINATION OF PLAN
           The Company may amend, modify or terminate the Plan and all benefits hereunder at any time.
    3.05   PAYMENTS
           The Company shall pay all benefits arising under this Plan and all costs, charges and expenses relating thereto.
    3.06   NON-ASSIGNABILITY OF BENEFITS
           Except to the extent required by law and other than as provided herein, the benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assign, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Administrator, who, in his or her sole discretion, may cause the same to be held or applied for the benefit of one or more of the Dependents of such person or make any other disposition of such benefits as he or she deems appropriate.
    3.07   APPLICABLE LAW
           All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the laws of the State of Minnesota.
    3.08   EFFECTIVE DATE
           This Plan shall become effective as of January 1, 1980.